As filed with the Securities and Exchange Commission on_________

Commission File No. 0-23502

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VENDALUX CORPORATION

(Name of small business issuer in its charter)

Nevada 2899 33-0601505

(State or jurisdiction of (Primary Standard (I.R.S. Employer incorporation or organization) Industrial Classification Identification Number)

Code Number)

1225 West Washington, Suite 213

Tempe, AZ 85281

Telephone: (602) 778-7505

(Address and telephone number of principal executive offices and principalplace of business)

National Registered Agent, Inc.

9 East Lookerman St., Suite 1B

Dover, Delaware 19901

(302) 674-4089

(Name, address and telephone number of agent for service)

Copies to:

James N. Barber Esq.

Suite 100, Bank One Tower

50 West Broadway

Salt Lake City, UT 84101

----------------------

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /__/

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /__/

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Dollar amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common stock $.001 par	3,073,800 shares	$0.00 per share	$0.00	$0.00

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

VENDALUX, CORPORATION

1225 West Washington, Suite 213

Tempe, AZ 85281

Telephone: (602) 778-7505

3,073,800 Shares of Common Stock

The 3,073,800 common shares of Vendalux Corporation ("Vendalux") which are presently outstanding were sold by Vendalux between 1992 and 1999 in four groups of transactions and are now held by approximately 74 persons. (See "Description of Securities" and "Risk Factors.") The Shares were sold for small amounts of cash and exchanged for services valued by the Board of Directors at insignificant sums. By this Registration and Rescission Offer Vendalux registers its offer to rescind the sales of shares which have previously been made and refund the purchase price paid for the shares. In the alternative, if stockholders desire to maintain their position in Vendalux shares this Registration Statement will cover 3,073,800 shares to be exchanged for the 3,073,800 unregistered shares which are presently outstanding.

PRIOR SALES OF VENDALUX SHARES HAVE YIELDED NO SIGNIFICANT PROCEEDS TO THE COMPANY. THEIR PURPOSES WAS TO ENABLE THE COMPANY TO BECOME A PUBLIC COMPANY AND TO ENHANCE ITS ABILITY TO ATTRACT SUITABLE CANDIDATES FOR ACQUISITION, MERGER AND/OR OTHER REORGANIZATIONS WITH ACTIVE BUSINESS VENTURES. NO PUBLIC MARKET HAS EXISTED FOR VENDALUX SHARES AND THERE IS NO ASSURANCE THAT A PUBLIC TRADING MARKET WILL DEVELOP IN THE SHARES OFFERED HEREBY (THE "SECURITIES"). (SEE "RISK FACTORS.")

THE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND POTENTIAL DILUTION. (SEE "RISK FACTORS" AND "DILUTION.")

THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS REGISTRATION AND RESCISSION OFFER WILL ONLY BE MADE WHERE REGISTERED OR EXEMPT UNDER STATE BLUE SKY LAWS. SUBSEQUENT TRADING CAN ONLY BE EFFECTED IN STATES WHERE LEGALLY PERMISSIBLE. VENDALUX INTENDS TO TAKE ALL REASONABLE MEASURES NECESSARY TO COMPLY WITH THE BLUE SKY LAWS OF ALL STATES IN WHICH ANY OF ITS STOCKHOLDERS RESIDE.

VENDALUX HAS ORDERED THAT ALL SHARES CURRENTLY OUTSTANDING ARE "RESTRICTED SECURITIES" AND ARE NON-TRANSFERABLE. UNLESS YOU RESPOND TO THE ENCLOSED OFFER, THIS STATUS WILL CONTINUE INDEFINITELY.

The date of this Prospectus is January 20, 2005

Notes to Front Cover Page

(1) Prior to 1999, 1,273,800 shares of Vendalux common stock were sold by the Company to approximately 74 investors without utilizing brokers or other sales agents in exchange for cash in the sum of $740 and services valued by the Board of Directors and $849. On July 30, 1999, the Company sold 1,800,000 additional shares of its common stock to Thomas Hofer and Jeff Holmes at approximately $0.00417 per share for $7,500. The purpose of the early sales was to expand the Company's shareholder base; to qualify the Company as a pubic company: and to enhance the Company's status as a potential candidate for merger, acquisition and/or other reorganization with an active business venture. The latter sales to Hofer and Holmes were effected to provide working capital for Vendalux and permit it to discharge its Exchange Act filing requirements.

(2) The Company's Shares were sold in four series of transactions between May 1993 and July 1999 without registration under the Securities Act of 1933, as amended, prior to the effective date of this Registration Statement on Form SB-2, of which the Prospectus is a part. A copy of the Prospectus is being delivered to each registered owner of Vendalux shares along within the 'Registration and Rescission Offer," copies of which have been filed as exhibits to the Registration Statement.

(3) The expenses of making this offer of shares, including any legal, accounting, filing, blue sky, printing, transfer agent and miscellaneous fees, have been paid by the Company's major stockholders, who have also undertaken to make funds available in order to permit the Company to satisfy its obligations as a public Company, prior to any merger or acquisition, including the expenses of preparing and filing quarterly, annual and current reports, and the expenses of investigating business opportunities, on a preliminary basis.

(4) No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in the Prospectus, and such information or representation, if given or made, must not be relied upon as having been made by the Company or its agents. Neither the delivery of the Prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the Company's affairs since the date hereof. The Prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation.

(5) The Company intends to furnish to its shareholders, as soon as possible after the close of each fiscal year, an annual report relating to the operations of the Company, containing audited financial statements examined and reported upon independent certified public accountants. The Company may also furnish to its shareholders such other reports, including unaudited quarterly or other interim reports, as may be authorized from time to time by the Board of Directors. The Company is presently subject to the reporting requirements of § 13 or § 15(d) of the Securities Act of 1934 and intends to comply with the periodic reporting requirements thereof. The Company's major shareholders and its officer and director have undertaken to make funds available to the Company in order to enable it to satisfy its reporting and other obligations as a public Company.

(6) None of the Company's officers, directors or promoters, and no other affiliates of the Company have had any preliminary contact or discussions with any representative of any other company regarding the possibility of an acquisition or merger between the Company and such other company.

(7) The Company does not intend to provide its shareholders with complete disclosure documentation, including audited financial statements, concerning a target company and its business prior to any merger or acquisition. The Company will not engage in the creation of subsidiary entities with a view to distributing their securities to the shareholders of the Company. The securities owned and controlled by affiliates and associates of the Company may be sold in any business combination transaction, without affording all shareholders a similar opportunity.

TABLE OF CONTENTS
Prospectus Summary	1
The Company	4
Risk Factors	5
Special Information Regarding Forward Looking Statements	11
Rescission Offer	12
Dilution	15
Use of Proceeds	15
Dividends	16
Capitalization	16
Business	16
Management's Discusison and Analysis and Financial Condition	22
Management	23
Security Ownership of Certain Beneficial Owners and Management	25
Description of Securities	26
Litigation	27
Legal Matters	27
Experts	27
Indemnification	28
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	28
Additional Information	29
Financial Statements	F-1

PROSPECTUS

VENDALUX CORPORATION

1225 West Washington, Suite 213

Tempe, AZ 85281

PROSPECTUS SUMMARY

This summary is qualified by reference to the detailed information and financial statements appearing elsewhere in the prospectus.

Background of Rescission Offer and Status of Shares

This "Registration and Rescission Offer" is made by Vendalux Corporation as a result of the position taken by the National Association of Securities Dealer's OTC Compliance Unit in response to the submission of an NASD Form 211 seeking authority for a registered securities broker dealer to submit bid and ask quotations for Vendalux shares on the Over-the-Counter Bulletin Board. In essence, the NASD has taken the position, based on NASD Notice to Members No. 00-49 and an Administrative Interpretation by Richard K. Wulff, a member of the Staff of the Securities and Exchange Commission dated January 21, 2000, that neither the exemption from registration provided for transactions by persons other than issuers, underwriters or dealers provided by § 4(1) of the Securities Act of 1933, as amended, nor SEC Rule 144 (17 C.F.R. § 230.144) are available to exempt the sale without registration under the Securities Act of 1933 of securities issued by "blank check" companies. Vendalux is a blank check company. The NASD has expressed the view that based on these authorities, there are no Vendalux shares presently outstanding that may be resold by their owners without registration under the Act, and that as a result, the NASD will not approve the submission by NASD member brokers of bid and ask quotations for any of the Vendalux shares that are presently outstanding.

In response to the NASD's position, Vendalux is registering on Form SB-2 an offer to rescind the sale of the shares that are presently outstanding and refund to the registered owners of the shares the actual consideration originally paid for the shares with interest or, in the alternative, registering 3,073,800 of its common shares to be exchanged, on a one-for-one basis, for the 3,073,800 Vendalux shares you presently hold.

To prevent transfers of the unregistered Vendalux shares that are presently outstanding, all of the Company's outstanding shares of stock have "Stop Transfer" instructions lodged against them and may not be transferred. New registered shares representing each shareholder's interest in the Company's shares will be issued and delivered to all stockholders who tender their existing shares to Colonial Stock Transfer for exchange. The old outstanding shares are not tradeable, transferable or negotiable in any way except to exchange them for the new registered shares pursuant to the terms of this "Registration and Rescission Offer".

Persons who accept this Rescission Offer will have their shares canceled and their names removed as shareholders of the Company and will be paid the consideration originally paid for their shares with simple interest on that sum since the original issue date. Persons who reject this Rescission Offer will receive the new registered shares on a one-for-one basis in exchange for the Vendalux shares they presently own. Shareholders who neither accept nor reject the Rescission Offer will not receive the new registered shares, and the stop transfer will remain on their old shares indefinitely. This may include Vendalux shareholders who reside in states with regulatory policies, rules and statutes which prevent this Rescission Offer from being made in those states. However, all persons (other than those who accept this Rescission Offer) will continue to own their shares and have all rights with respect thereto except transfer rights. Such shareholders may in the future exchange the existing shares for new registered shares if such can he done without violating the laws of the particular jurisdictions where they reside, as for example, if a non-qualified state became qualified or if the shareholder moved to a state where the shares were qualified.

Summary of Risk Factors

Although the sale of the presently outstanding Vendalux shares involved no significant cost or charge to all but two of the purchasers, a number of significant risk factors should be carefully reviewed by the stockholders, including the Company's developmental status, lack of revenues, lack of operating history, and the possible availability of Rule 144 to effect subsequent resale of shares, together with tax considerations. (See "Risk Factors;" "Dilution.") The purpose of this Registration and Rescission Offer is to restore you, as much as possible, to the your position before you received the stock certificates at the time of the initial transfer of the stock certificates and to provide you with the necessary information for you to make an informed investment decision with respect to your receipt and continued ownership of the shares. (See "Rescission Offer.")

1. The Company's Proposed Businesses. The Company intends ultimately to participate in one or more business ventures, which may include acquisition, merger, or other business combinations. The Company has no other defined business plan, and must be considered to be a "blank check" Company. (See "The Company;" "Business.")

2. Description of Securities. The Shares are Common Stock, $0.001 par value per Share. (See "Risk Factors.")

3. Prior Sales of Vendalux Shares. Vendalux shares were sold to approximately 74 stockholders in four series of transactions between May 1993 and July 1999. In the first series of sales, 400,000 shares were sold to approximately twelve purchasers at $0.00125 for total consideration of $500. Two stockholders who must be deemed promoters of the Company purchased 360,000 of these shares. In the second series, 24,600 shares were sold at an offering price of $0.01 per share to 28 accredited investors and 29 non-accredited stockholders. In the third series of transactions, 849,600 shares were sold to three persons for services valued by the Board of Directors at $849, the par value of the shares sold. In the final transactions, 900,000 each were sold to Jeff Holmes and Tom Hofer at $0.00417 per shares for total consideration of $7,500.

Vendalux shares are presently registered to 105 stockholders. The prior sales of Vendalux shares have provided no significant capital to the corporation and it does not presently have cash or other assets which would permit it to conduct any active business operations.

4. Use of Proceeds. The minimal proceeds from the first three groups of sales were used as operating expenses for Vendalux. The $7,500 in proceeds from the last sales have been used to pay legal and accounting expenses in connection with the registration of Vendalux shares under § 12(g) of the Securities Exchange Act of 1934 on Form 10-SB12G and keeping Vendalux current in its exchange act filings.

5. Dilution. On the Effective Date, a total of 3,073,800 Vendalux Shares were issued and outstanding. Jeff Holmes and Tom Hofer hold 2,732,067 or 89% of these shares (See "Share Holdings of Certain Beneficial Owners and Management"). When and if Vendalux enters into a business combination or reorganization, there is a substantial likelihood that a majority position in the post-combination shares of the Company will be issued to the owners of the acquired or merged business. No assurance can be given that the consideration received for such new shares will not dilute the value, as well as the control which is attributable to the outstanding shares of Vendalux on the Effective Date. (See Front Cover Page, "Risk Factors," "Prior Sales of Vendalux Shares," "Dilution," "Principal Stockholders" and "Description of Securities.")

6. Selected Financial Information Vendalux has had no operating history and has had no revenues through the Effective Date. Other financial information is contained in the financial statements which are included elsewhere in the Prospectus.

7. Risks of Proposed Business. Vendalux proposes to seek to find an active business operation to acquire, with which to merge or in which to become actively involved through some other form of business reorganization. Vendalux has no cash or other assets with which to fund the operation or growth of any acquired business and no management or other expertise to offer any such venture. The only aspect of Vendalux which would offer any attraction to another business is its status as a publicly held corporation whose shares may be entitled to trade on some recognized securities market, thus providing liquidity to participants in the acquired venture as well as present Vendalux stockholders. There is no assurance that a suitable merger or acquisition candidate can be found, or that the terms of any such business reorganization would be favorable to Vendalux stockholders. In fact, such a reorganization will no doubt dilute the any influence Vendalux stockholders except Thomas Hofer and Jeff Holmes have over the conduct of the Company's business.

THE COMPANY Vendalux Corp. was organized under the laws of Delaware to provide a vehicle for participating in potentially profitable business ventures which may become available through the personal contacts of, and at the complete discretion of, the Company's officers and directors. The Company's activities to date have been limited to organizational efforts, sales of its shares and registering the Company under the Securities Exchange Act of 1934. After the Effective Date, the Company intends to investigate possible purchases, mergers or acquisitions with target entities, probably through an exchange of the target company's securities or assets for the stock of Vendalux. (See "Business") Although the Company's resources are virtually nonexistent (see "Risk Factors"), its officer, directors and its major shareholder have agreed to make funds available to the Company in order to allow the Company to satisfy its reporting and other obligations as a public Company.

Management believes that the Company's status as a publicly held entity will enhance its ability to attract and develop merger or acquisition opportunities. As of the Effective Date, no business or industry had been targeted as a possible source of investment or business re-organization, and no contracts, commitments or understandings of any kind have been made with any individual or entity relating to any potential business ventures.

The Company makes absolutely no representation as to its ability to carry on its intended activities on a profitable basis, and its potential for success must be viewed in light of the significant difficulties, delays and expenses typically encountered in connection with the formation of new businesses. Consequently, no assurance can be given that the Company will be able to complete its stated business objectives. (See "Risk Factors.") However, privately held businesses may find the Company to be a potentially attractive merger, reorganization, asset acquisition, or other combination candidate rather than issuing its own securities to the public due to the expense, time delays, loss of voting control and the necessity of complying with various federal and state laws enacted for the protection of investors.

The Company will lack sufficient capital to finance acquisitions with cash alone, and will most likely become involved in an exchange of its common shares for the assets or securities of acquisition candidates. Such an exchange would require the Company to issue a large number of shares, including previously unissued shares, to the owners of the target entity. Substantial dilution in the percentage of the Shares held by present stockholders will result following the completion of a merger or acquisition accomplished through such an exchange of securities. (See "Risk Factors" and "Business.")

The Company utilizes as its address the offices of Thomas Hofer, its sole officer and director and one of its major stockholders, at 1225 West Washington, Suite 213, Tempe, AZ 85281, Telephone: (602) 778-7505 on a rent-free basis. This arrangement is intended to remain in effect until the Company becomes involved in some active business venture (as to which no assurances can be given). (See "Risk Factors.") RISK FACTORS The Shares are highly speculative and stockholders should carefully consider the following risk factors, which are illustrative of the risks pertaining to the Company, but which should not be construed as representing all of the possible risks to be considered:

1. Offering Not Conducted In Accordance With Rule 419.
This offer is not being conducted in accordance with Rule 419 of the Securities Act which governs the use of offering proceeds of "blank check Companies." Since most of the outstanding shares of Vendalux were sold for only nominal consideration and there will be no cash proceeds from this Rescission and Exchange Offer, no escrow or trust account is being set up for any investment proceeds or any deposit of securities. Persons who receive Vendalux shares in the exchange will not be able to avail themselves of the protection which may be afforded them by Rule 419.

2. Early Development Stage Company.
Though Vendalux was incorporated in 1992, more than twelve years, its activities to date have been limited to organizational matters, including the issuance of shares in four series of transactions, registering Vendalux under the Exchange Act and making periodic filings thereunder. The Company has had no revenues or business operations upon which stockholders may base an assessment of its potential. Vendalux is subject to all of the difficulties typically encountered by new enterprises. There is no assurance that the Company will succeed in implementing its business strategy or that it will generate revenues or profits. The Company is empowered to engage in any line of business in the discretion of management. (See "Business.")

3. No Working Capital.

Vendalux presently has no working capital and has received only minimal proceeds from the sale of its shares. It will, therefore, be dependent upon its officers, directors and major shareholders to provide funds to the Company in order to satisfy its reporting and other obligations as a public Company - and to commence, on a limited basis, the investigation of possible business opportunities. (See "Use of Proceeds" and Financial Statements).

4. Dependence on Key Personnel: No Full-time Employees: Potential Conflicts of Interest.
The Company has no employees. Its officers and directors are involved in other ventures and activities and will continue such activities in the future. If a specific business opportunity should become available, conflicts of interest may arise in the selection between the Company and the other ventures of the officers and directors. Since no policy has been formulated for the resolution of such potential conflicts, any conflicts which arise will be settled on a case-by-case basis, and there is no guarantee that such a conflict, unless satisfactorily settled, will not result in the Company's inability to participate in particular ventures. The Company will be heavily dependent on its officers and directors for the successful implementation of its business plans which will be to seek out acquisition candidates. Officers and directors are not required to devote any specified amount or percentage of its business time to the Company affairs, and to the extent that they spend time, it will he only a minimal amount seeking out acquisition candidates, performing necessary administrative paperwork and keeping Vendalux current in its filing obligations under the Exchange Act. Management anticipates that should an acceptable acquisition be completed, present management will resign and new management will assume control. Because of the limited amount of time management will be devoting to the operations of the Company, no assurance can be made that any successful acquisition will be negotiated. Officers and directors will be entitled to reimbursement for any out-of-pocket disbursements incurred on the Company's behalf in the investigation of potential business ventures. The Company may employ accountants, attorneys or other consultants or advisors as needed to investigate, negotiate and implement specific business opportunities, and intends that none of such positions will be filled by affiliates of Vendalux. The selection of any such advisors will be made by management without stockholder approval, and the individuals selected may not have a continuing fiduciary or other obligations to the Company. No contractual relationship exists between the Company and its officers and directors, and no key person life insurance has been or is intended to he obtained covering any such person. (See "Business" and "Management.")

5. Need for Additional Financing.
Vendalux is now, and will continue to be entirely dependent upon its officers, directors and major shareholders to fund its operations. The Company's sole officer and director and its other major stockholder have undertaken to make funds available to the Company to enable it to satisfy its reporting and other obligations as a public company and to commence the investigation of business opportunities. However, additional financing will be required to accomplish the Company objectives as set forth herein. There is no assurance that such financing will be available if needed or that it will be available on reasonable or affordable terms. No assurance can be given that the Company will attain sufficient funds to operate its limited business plan as intended.

6. No Defined Business Plan.
Any funds received by the Company in the future, through any revenue, will not be specifically allocated to any identified business purpose, but will be used generally for the purpose of investigating, identifying and participating in one or more business ventures. Specific ventures may be selected by management without notice or stockholder approval.

7. No Present Identification of Industry for Future Business Re-organization: No Contracts.
The Company has not entered into any commitments, understandings or contracts with any corporation, individual, firm, or business entity concerning any proposed business re-organization, and there is no guarantee that an appropriate entity will be located in the future.

The Company has not presently identified any specific business or industry which it intends to enter. Therefore, stockholders have no means of evaluating the business or industry in which the Company may eventually become involved. (See "Business" and "Use of Proceeds.")

8. Limited Experience of Management.
While Vendalux's officer and director and its other major stockholder have business experience, there is no guarantee that their experience will yield the skills and judgment necessary to operate business ventures in which the Company may choose to participate. The Company will be dependent upon the general abilities of its limited management group, which may not be sufficient to make the business decisions required on behalf of the Company. (See "Management.") The Company has no policy regarding the use of consultants, however, if management, in its discretion, determines that it is in the best interests of the Company, management may seek consultants to review potential merger or acquisition candidates. The total amount of fees that may be paid to any consultant is not expected to exceed the amounts which the management and other primary stockholder will be willing to pay. Such fees may be paid by target companies. There are currently no contracts or agreements regarding consultancy fees between any consultant or any companies that are searching for a "public shell" company with which to merge. There have been no preliminary discussions or understandings between the Company and any market maker regarding the participation of any such market maker in the aftermarket for the Company's securities.

9. Lack of Investigative Resources: Limited Facilities: Continued Dependence on Loans From Officers. Directors and Stockholders.
The Company has no revenues and will be dependent upon the availability of funds from its major stockholders, officers and directors in order to function and to commence, even to a limited extent, its search for reorganization or acquisition prospects. The Company will thus have extremely limited facilities from which to conduct its investigation of potential business opportunities. The Company's lack of full-time management and funds will make it impossible to conduct complete investigations of individual business opportunities before committing to any reverse merger or acquisition. Management's decisions may be made without detailed feasibility studies, independent analysis, market surveys and similar professional studies which, if sufficient funds were available, would probably be desirable. The Company will be particularly dependent upon the business instincts and judgment of Thomas Hofer and Jeff Holmes and their ability to evaluate management abilities of key individuals selected to provide full-time management of proposed new ventures. As indicated in the preceding risk factor, management's experience is limited. (See "Management.") In addition, it is intended that after the anticipated share exchange is completed, the Company will continue to occupy, on a rent-free basis, a small amount of space within office premises leased to one of its major stockholders. (See "Business".)

10. Limitation of Liability.
Significant limitations exist on the types of actions or inactions which would subject the Company's officers and directors to liability to the Company for monetary damages for breach of fiduciary duty.

11. Lack of Diversification.
In the event the Company obtains funds in the future, it is likely that the Company will be financially able to commit its funds to only one specific business opportunity. Such lack of diversification would mean that the failure of the business venture would have a disastrous effect on the Company. Whether the Company participates in one opportunity or more than one, the Company's business interests will be illiquid and may not be resalable under any circumstances.

12. Unforeseeable Risks Associated with Business Venture.
The Company may be dependent upon existing or new management of the business venture ultimately acquired, and may lack the control necessary to adjust the direction of the venture in the event such operating management fails to cope with business problems. Because the Company may participate in ventures with newly-organized firms or with firms which are attempting to expand through new products, markets or methods of distribution, Vendalux may face additional special risks associated with development stage operations or operating management lacking in specific experience pertinent to the venture involved. Regardless of the type of business venture with which the Company may become involved, it will be subject to all of the presently unpredictable risk factors in connection with start or early development stage ventures. (See "Business.")

13. Continued Control by Present Stockholders: Possible Change of Control.
The present stockholders of Vendalux own 3,073,800 Vendalux shares constituting 100% of the total shares outstanding. The Company's two major stockholders own 2,732,067 in approximately equal parts between them, constituting approximately 89% of the Company's outstanding shares. Since no cumulative voting rights exist, these two stockholders can elect all of the members of the Company's Board of Directors, and the other minority stockholders will not be able to elect any directors. At the Effective Date, Thomas Hofer and Jeff Holmes are in complete control of Vendalux. Control of the Company may change in the event of a business re-organization resulting in the issuance of additional common stock or other voting securities of the Company. Such change of control might result from the reduction of stock ownership of the present stockholders, and/or from the issuance of additional Shares in connection with a business re-organization. It is possible that the Company's limited financial resources will restrict its participation in business opportunities to those which require the issuance of substantial additional Shares. There is no foreseeable circumstance under which persons who are presently minority stockholders of Vendalux will ever have any substantial ability to effect the business affairs of Vendalux. (See "Description of Securities," "Business" and "Principal Stockholders.")

14. Corporate Action Possible Without Stockholder Vote.
Under certain circumstances, the two holders of approximately 89% of the outstanding shares of Vendalux common stock may authorize or take corporate action without the notice, approval, consent or vote of the stockholders, subject only to their obligation to timely notify the minority stockholders of the action taken. (See "Description of Securities".)

15. Possible Denial of Legal Protection. Disclosure to Investors Concerning Business Re-organization.
A potential business venture may involve an acquisition of or merger with a corporation which does not need substantial additional capital but which desires to establish a public trading market for its securities. A corporation seeking the Company's participation in attempting to consolidate its operations through a merger, reorganization, asset acquisition or some other form of business combination may desire to do so in order to avoid what the corporation and its principals may deem to be the adverse consequences of undertaking an initial public offering (including factors such as time delays, significant expenses, loss of voting control and the inability or unwillingness to comply with various federal and state laws enacted for the protection of investors). Stockholders may be deprived of the protection of such laws, and should be aware that in general. any investment in a "blank check" or "blind pool" company may result in a less favorable investment than a direct investment in a company with a specific business. (See "Business.")

16. Non-Arm's Length Transactions.
The Company has engaged in transactions with its officers and directors which may be considered as not having occurred at arm's length, including the issuance of Shares. (See "Certain Transactions.")

17. No Dividends.
In view of the Company's financial status and contemplated financial requirements, the payment of dividends on the Shares in the foreseeable future is extremely unlikely.

18. Intense Competition.
As an inexperienced developmental entity, Vendalux will face inherent difficulties in entering an established field. Numerous other, larger firms, including public and private venture capital firms, will be in a better position to provide financing to subsidiaries and to offer incentives to management. The Company will encounter intense competition in locating possible sources of acquisition or business re-organization. (See "Business")

19. No Assurance of a Public Trading Market.
No trading market exists for the Company's securities and no assurance can be given that a public trading market in the Shares will develop or be sustained at any time in the future. The NASD has taken the position that the Vendalux shares which are presently outstanding cannot be traded or transferred without registration and no assurance that trading in Vendalux shares issued in this Rescission and Exchange Offer can be the subject of trading activities. In the event that a market should develop, it is likely that the market would be limited to the over-the-counter market. Holders of the Company's securities who desire to sell may have difficulty in doing so. There is no guarantee that any broker-dealer firms will be interested in making a market in the Securities. (See "Description of Securities.")

20. Shares Available for Resale.
All Shares presently owned by and registered to Thomas Hofer and Jeff Holmes are either restricted securities or "control shares," that is: shares held by affiliates of Vendalux. As such, these 2,732,067 shares may only be sold in limited quantities into any market which may develop for Vendalux shares under other qualifying circumstances set forth in Rule 144 under the Securities Act of 1933, as amended (the "Act"). Rule 144 provides, in essence, that a number of Shares of Common Stock of the Company may be sold without registration, in unsolicited brokerage transactions, in reliance on the Rule during any three-month period, provided a holding period of at least one year has been satisfied. The shares registered to Hofer and Holmes were issued in 1999. The number of Shares salable under Rule 144 is equal to the greater of (a) 1% of the total number of shares outstanding; (b) the average weekly reported volume of trading in the Shares on all national exchanges (and/or through the automated quotation system of a registered securities association) during the preceding four calendar weeks; or (c) the average weekly trading volume in the Common Stock reported through the consolidated transaction reporting system during the preceding four calendar weeks. Rule 144 requires that an issuer of securities make available adequate current public information, and this requirement may be deemed met if the issuer satisfies the reporting requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934 (the "1934 Act") and of Rule 15c2-11 thereunder. After satisfaction of a two-year holding period, non-affiliates of the Company may sell restricted securities without regard to the quantity limitations and regardless of whether or not adequate public information is available. The sale of the Company's restricted securities may have a depressive effect upon the price of unrestricted Shares in any trading market that may develop, and may adversely affect the Company's ability to raise capital in the future. Stockholders should be aware that all of the Company's Shares which are presently issued and outstanding have been held for longer than the minimum period required under Rule 144, and hence resales of the newly registered Shares may commence immediately after the Share Exchange.

21. Tax Matters.
No representations are made concerning the possible tax aspects of the either the rejection or the acceptance of the Rescission Offer or the Share Exchange Offer. Such considerations could include the minimal tax basis of shares purchased for nominal consideration. STOCKHOLDERS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS CONCERNING THESE AND OTHER TAX CONSIDERATIONS AFFECTING THE SHARES.

22. Special Rules Affecting Broker-Dealer Sales of the Company' Securities.
Stockholders should be aware that the Company's securities may be subject to the sales practice requirements of Rule 15c2-6 under the Exchange Act imposing additional requirements on sales practices utilized by broker-dealers which may sell certain low-priced Securities within the definition of the phrase "Penny Stocks" found in those provisions, to persons other than established customers and "accredited investors". ("Accredited investors" would include: institutions with over five million dollars in assets: individuals with net worth of over one million dollars: individuals with annual income exceeding $200,000, or $300,000 jointly with a spouse.) For transactions covered by this rule, the special "suitability determinations" for the proposed purchaser must be made by the broker, and a written agreement to the transaction must be furnished by the purchaser to the broker prior to the sale. The rule may have the effect of hampering the ability of broker-dealers to sell the Securities and may also affect the ability of the Stockholders to sell their Shares, or the components thereof, in the secondary market, in the event such a secondary market should develop.
23. Reimbursement of Expenses of Officers and Directors.
The sole officer and director of Vendalux and its other majority stockholder will be entitled to reimbursement of their actual out-of-pocket expenses incurred in the investigation of possible corporate business opportunities on the Company's behalf, including, if applicable, travel expenses. No present estimates of the amount of such expenses can be made; therefore, Stockholders should be aware of the possibility that a significant and substantial debt could accrue to the Company's controlling person, which debt could eliminate any financial benefit to the Company which may be achieved in the future by an infusion of capital or otherwise.

24. Company Will Not Provide Disclosure Prior to Acquisition or Merger.
The Company does not intend to provide shareholders with complete disclosure documentation, including audited financial statements, concerning a target company and its business prior to any merger or acquisition. It is anticipated that all decisions respecting the Company's acquisitions or mergers with any target company will be made solely by management and the other controlling stockholder. Shareholders will therefore be unable to effectively evaluate the merits of any acquisition or merger until after the deal is completed and the Form 8-K has been filed.

25. Potential Shareholder Lawsuits.
Inasmuch as shareholders who do not respond to this Registration and Rescission Offer to either accept or reject it (whether because of being prevented from doing so because of restrictions in its state's laws or other reasons) will be prevented from transferring their shares by reason of the stop transfer placed on its shares and the positions taken by the SEC and the NASD which are discussed above. Such shareholder may bring legal action against the Company and argue that the Company has no unilateral right to prevent transfers of its shares. Although the Company believes that such shareholder lawsuits are unlikely, and that if brought liability would be questionable and/or damages small because of the minimal consideration stockholders paid for their shares. However, no assurance can be given that such lawsuits would not be brought or that if brought the Company would be successful in defending them. If brought, such suits would likely be expensive to defend. Shareholders should consider the possible affect of such suits in making their decision whether to accept or reject this Rescission Offer.

SPECIAL INFORMATION REGARDING FORWARD LOOKING STATEMENTS

Some of the statements in this prospectus are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward- looking statements. These factors include, among others, the factors set forth above under "Risk Factors." The words "believe," "expect," "anticipate," "intend" and "plan" and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect future events or developments. RESCISSION OFFER Introduction

This "Registration and Rescission Offer" is made by Vendalux Corporation in response to the position taken by the NASD that none of the presently outstanding shares of Vendalux are eligible to trade in any secondary market that may develop for such shares without registration.

1. During the period from in or about May 1993 and continuing through July 1999, Vendalux sold 3,073,800 of its $0.001 par value common shares to approximately 74 persons and entities without registration under the Securities Act of 1933, as amended. In the last share sale transaction, 900,000 Vendalux shares each were sold to Jeff Holmes and Thomas Hofer, who was appointed sole director and officer of Vendalux. These and other shares purchased from other stockholders are presently held in equal parts by Thomas Hofer and Jeff Holmes, vesting control of the corporation in these two stockholders. A few transfers of shares held by other non-controlling stockholders have been effected, so that there are now approximately 106 registered holders of Vendalux shares. (See "Security Ownership of Certain Beneficial Owners and Management.")

2. In or about January 2004 an NASD Form 211 was filed by Alpine Securities Corporation of Salt Lake City, Utah seeking permission to submit regular bid and ask quotations for Vendalux shares on the OTC Electronic Bulletin Board ("OTC BB"). In response to this filing, the NASD OTC Compliance Unit took the position, in reliance on an administrative interpretation of § 4(1) of the Securities Act of 1933, as amended, and SEC Rule 144, thereunder (17 CFR § 230.144) by Richard K. Wulff of the Staff of the Commission dated January 21, 2000, and NASD Notice to Members No. 00-47, adopted after the Wulff letter was issued, that neither § 4(1) of the Act which exempts transactions by persons other than issuers, underwriters or dealers, nor Rule 144 which defines the conditions under which restricted and control shares may, in certain circumstances, be resold by their registered owners without registration, are available to permit Vendalux stockholders to sell any of their Vendalux shares into any secondary trading market that may develop for Vendalux shares, without registration under the Act. Several rounds of correspondence ensued between Alpine's counsel and the OTC Compliance and Legal departments of the NASD; but the NASD has nevertheless refused to permit a trading market in the unregistered outstanding Vendalux shares to be initiated.

3. Prior Exchange Act filings by Vendalux state that its common shares are registered under § 12(g) of the Securities Exchange Act of 1934 and that the Company is subject to the reporting requirements of § 13 or § 15(d) thereof. Now, in response to the NASD's position stated above, Vendalux is now registering an offer to repurchase your shares for the consideration you originally tendered for them, plus simple interest at Ten Percent (10%) per annum if you wish to surrender your position as a Vendalux stockholder, or registering Vendalux common shares to be exchanged on a one-for-one basis for the unregistered Vendalux shares you presently own.

Terms of the Rescission Offer

To prevent transfers of the unregistered Vendalux shares which are presently outstanding, Vendalux has lodged "Stop Transfer" instructions against all its outstanding shares so that they may not be transferred. New registered shares representing each shareholder's interest in the Company's presently outstanding shares will be issued and placed into escrow with Colonial Stock Transfer, Inc. with instructions that they be delivered to the Vendalux stockholders on a one-for-one basis upon receipt of certificates representing each stockholders' existing unregistered shares. The old outstanding shares are not tradeable, transferable or negotiable in any way except to exchange them for the new registered shares pursuant to the terms of this "Registration and Rescission Offer".

Should you decide to return the shares pursuant to this Registration and Rescission Offer, you will be paid the exact sum which were originally paid for the shares you hold, with simple interest thereon at the rate of Ten Percent (10%) per annum, and the shares you tender for rescission will be canceled. The purpose of this Registration and Rescission Offer is to restore you, as much as possible, to the position that you were before you received the stock certificates at the time of your initial purchase of Vendalux shares, and to provide you with the necessary information in the Prospectus for you to make an informed investment decision whether or not you wish to continue to be the owner of Vendalux shares. If you do not desire to rescind your purchase of Vendalux shares, you must send your existing stock certificates to Colonial Stock Transfer within 30 days for exchange into the new registered shares which will be returned to you within 45 days. If you wish to have your shares repurchased and canceled, please sign the enclosed "Rescission Election Form" and send it back with your stock certificate(s) within 30 days from the effective date of this Registration Statement. The original consideration paid for your shares will be returned to you together with simple interest at the rate of Ten Percent (10%) per annum within 45 days, unless extended. In no event will any such extension exceed 90 days.

This Registration and Rescission Offer is valid only in states where registered or exempt under Blue Sky Laws. Vendalux will attempt to comply with state Blue Sky laws of all states in which Vendalux Shareholders reside. Shareholders who fail to respond to this Rescission Offer will continue to own their Vendalux shares, but will continue to have"Stop Transfer" instructions lodged against transfer of your shares, unless and until they can be sold or transferred without violation of state or federal securities laws. The transfer agency has been instructed to reject any transfer requests from states where transfer is not authorized until such time as the shares have been registered in the state or until an exemption exists to permit their sale or transfer without registration.

Pursuant to this Registration and Rescission Offer, Vendalux Corporation is offering all shareholders in qualified states the opportunity to either affirm or rescind their ownership of the shares. Stockholders who wish to either keep their shares or rescind their purchase of Vendalux shares are required to sign the enclosed "Rescission Election Form" and send it back with the stock certificates(s) within 30 days of the Effective Date of this Registration Statement, unless extended. In no event will any such extension exceed 90 days.

The Effect of Acceptance or Rejection of the Rescission Offer

To Reject this Rescission Offer and remain a shareholder of the Company by exchanging your unregistered Vendalux shares for a like number of registered shares, you must make a response by sending your present stock certificates to Colonial Stock Transfer along with the Rescission Election Form before your existing shares will be exchanged into the new registered shares. Your new registered shares will delivered to you within 45 days of their receipt by Colonial for exchange.

If you accept this Rescission Offer and thus reject your ownership of the Company's shares, your shares will be canceled and your name removed from the shareholder records. Your original purchase price in the shares, as reflected above, will be returned to you within 45 days, together with simple interest thereon since the date your certificate was originally purchased.

Shareholders who neither accept or reject the Rescission Offer will not receive the new registered shares, and the stop transfer will remain on their old shares indefinitely. This includes all shareholders in unqualified states as they will not be able to participate in this Registration and Rescission Offer. However, all persons (other than those who accept this Rescission Offer) will continue to own their shares and have all rights with respect thereto except transfer rights. Such shareholders may in the future effect the exchange to the new registered shares if such can be done without violating the laws of the particular jurisdiction where they reside, as for example, if a non-qualified state became qualified or if the shareholder moved to a state where the shares were qualified.

IF YOU DO NOTHING, YOUR SHARES WILL CONTINUE TO HAVE THE STOP TRANSFER PLACED AGAINST THEM.

Exchange of New Shares for Old Shares

Within fifteen (15) days from the date upon which Vendalux acquires assets or merges with an operating company which actively engages in business activities, a Form 8-K will be filed reflecting the transaction. Vendalux intends to fully cooperate with the submitting broker in satisfying all comments and providing all information the NASD may require to permit the submission of bid and ask quotations for Vendalux shares. Furthermore, Vendalux intends that if the current effort fails, it will fully cooperate with a new effort to obtain trading authority for Vendalux shares after a business reorganization has been effected and a Form 8-K filed with the Commission. However, no assurance can be given that the NASD will ever permit the submission of bid and ask quotations for newly registered or any other Vendalux shares despite the Company's full compliance with applicable rules and regulations. Vendalux does not believe that the NASD would be warranted in refusing to permit market activity in Vendalux shares if it completes the business plan set forth in this Prospectus, and will aggressively work to cooperate in the establishment of a trading market for Vendalux shares. .

The Rescission Offer will expire on February 19, 2005 (the "Expiration Date"), unless extended. In no event will any such extension exceed 90 days. Shareholders will be notified of the date of any of extension.DILUTION In 1993 Vendalux sold 400,000 of its common shares for $0.00125 (one and one-quarter mil) for total consideration of $500. But 360,000 of the 400,000 shares were purchased by Eric W. Anderson and Jehu Hand in equal parts. Each of them paid total consideration of $225 for his shares. Thereafter, 24,600 shares were sold to approximately 57 stockholders for $0.01 (one cent) per share for total consideration of $246. In March 1994, 849,200 shares were issued to three stock holders in exchange for services rendered which were valued by the Board at $849, that is: $0.001 (one mil) per share. After all these sales, there were 1,273,800 shares outstanding which had been purchased at an average price of $0.0012521 per share.

In July 1999 Vendalux sold 900,000 of its common shares to Thomas Hofer and 900,000 shares to Jeff Holmes for total consideration of $7,500. This money has been devoted to registering Vendalux shares under § 12(g) of the Securities Exchange Act of 1934 and paying the costs of complying with the reporting requirements of § 13 or § 15(d) of the Act. The average price paid by Hofer and Holmes for these shares was $0.00417 per share.

See "Certain Transactions" for a discussion of the Company's capitalization and the consideration received. USE OF PROCEEDS There will be no cash proceeds to Vendalux from the distribution of the 3,073,800 shares offered pursuant to this prospectus. The sole consideration received, assuming all stockholders reject the rescission offer and accept registered shares in exchange for a like number of unregistered Vendalux shares will be 3,073,800 unregistered common shares of the Company which will be canceled upon receipt. The Company's major shareholders have undertaken to continue to provide funds to the Company, either by loans or purchases of additional shares, in amounts sufficient to enable Vendalux to satisfy its reporting and other obligations as a public company. Any such loans will be interest-free, and are expected to be repaid from any monies to be received by the Company in the future. Major stockholders will be entitled to reimbursement of out-of-pocket disbursements incurred in their investigation of appropriate business opportunities on behalf of the Company, including travel expenses, if any. No present estimate can be made as to the amount of funds which will be spent for such investigations. (See "Risk Factors".)

The Company intends to continue to operate on a rent-flee basis in office premises leased to its Thomas Hofer, who will also allow the Company to utilize additional office facilities as necessary, without charge. This arrangement is expected to continue until such time as the Company becomes funded or locates suitable business opportunities in which to engage, whichever shall first occur. No assurance can be given that either will occur. (See "Risk Factors.") DIVIDENDS The Company has never paid cash dividends and for the foreseeable future expects to retain any and all earnings for identification of, and use in any active business venture which may be acquired. Accordingly, the Company has no present intention to pay cash dividends. (See "Risk Factors.") CAPITALIZATION The authorized capital of Vendalux is $20,000 divided into 20,000,000 common shares of a par value of $0.001. Since inception Vendalux has issued 3,073,800 of its one mil ($0.001) par value common shares for gross consideration of $9,095, an average price per share of $0.0029588 per share. Of that total, Thomas Hofer and Jeff Holmes have each purchased 900,000 shares for total consideration of $7,500, or $0.00417 per share. BUSINESS

Plan of Operation - General. Vendalux was organized for the purpose of creating a corporate vehicle to seek, investigate and, if such investigation warrants, acquire an interest in one or more business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of a publicly held corporation. At this time, the Company has no plan, proposal, agreement, understanding or arrangement to acquire or merge with any specific business or company, and the Company has not identified any specific business or company for investigation and evaluation. No member of Management or promoter of the Company has had any material discussions with any other company with respect to any acquisition of that company. Vendalux believes that the 208,400 common shares registered to non-controlling stockholders are currently freely tradeable and that the controlling stockholders should be entitled to sell limited quantities of their shares without registration in reliance on § 4(1) of the Securities Act of 1933, as amended and SEC Rule 144 thereunder. However, the NASD's OTC Compliance Unit has expressed the opinion that Vendalux stockholders are not entitled to rely on those exemptions to sell Vendalux shares without registration by reason of NASD Notice to Members No. 00-49 and an administrative interpretation of the Securities Act of 1933, as amended, dated January 21, 2000 authored by Richard K. Wulff of the Office of Small Business of the Securities and Exchange Commission because, among other things, Vendalux is a "blank check" company, that is: a development stage company that has no specific business plan or purpose or has indicated its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person. Vendalux has filed this Registration Statement as a response to that finding by the NASD.

Vendalux will not restrict its search for a business opportunity to any specific business, industry or geographical location, and the Company may participate in a business venture of virtually any kind or nature. The discussion of the proposed business under this caption and throughout this Registration Statement is purposefully general and is not meant to be restrictive of the Company's virtually unlimited discretion to search for and enter into potential business opportunities. The Company's proposed business is sometimes referred to as a "blind pool" or "blank check" because its investors will entrust the capital they have invested to the Company's management before they have a chance to analyze any ultimate use to which their money may be put. Consequently, the Company's potential success is heavily dependent on the Company's management, which will have virtually unlimited discretion in searching for and entering into a business opportunity. None of the officers and directors of the Company has had any significant experience in the proposed business of the Company. Management anticipates that it will only participate in one potential business venture. This lack of diversification should be considered a substantial risk in investing in the Company because it will not permit the Company to offset potential losses from one venture against gains from another (see "Risk Factors").

Vendalux may seek a business opportunity with a firm which only recently commenced operations, or a developing company in need of additional funds for expansion into new products or markets, or seeking to develop a new product or service, or an established business which may be experiencing financial or operating difficulties and is in need of additional capital which is perceived to be easier to raise by a public company. In some instances, a business opportunity may involve the acquisition or merger with a corporation which does not need substantial additional cash but which desires to establish a public trading market for its common stock. The Company may purchase assets and establish wholly owned subsidiaries in various business or purchase existing businesses as subsidiaries. The Company anticipates that the selection of a business opportunity in which to participate will be complex and extremely risky. Because of general economic conditions, rapid technological advances being made in some industries, and shortages of available capital, management believes that there are numerous firms seeking the benefits of a publicly traded corporation. Such perceived benefits of a publicly traded corporation may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for the principals of a business, creating a means for providing incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all shareholders, and other factors. Potentially available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. At the present time, Management does not anticipate paying any finder's fee for locating an acquisition prospect. As part of any transaction, the acquired company may require that Management or other stockholders of the Company sell all or a portion of their shares to the acquired company, or to the principals of the acquired company. Thomas Hofer and Jeff Holmes may sell all or part of the respective share positions without providing an opportunity to other stockholders to participate in any such sale. The Company's shareholders will not be provided the opportunity to approve or consent to any such sale. The opportunity to sell all or a portion of their shares in connection with an acquisition may influence management's decision to enter into a specific transaction. However, management believes that since the anticipated sales price will be so low that the potential of a stock sale by management will not be a material factor on their decision to enter a specific transaction. The above description of potential sales of management stock is not based upon any corporate bylaw, shareholder or board resolution, or contract or agreement. The Company has not formulated any policy regarding the use of consultants or outside advisors, but does not anticipate that it will use the services of such persons. The Company has, and will continue to have, insufficient capital with which to provide the owners of business opportunities with any significant cash or other assets. However, management believes the Company will offer owners of business opportunities the opportunity to acquire a controlling ownership interest in a public company at substantially less cost than is required to conduct an initial public offering. The owners of the business opportunities will, however, incur significant post-merger or acquisition registration costs in the event they wish to register a portion of their shares for subsequent sale. The Company will also incur significant legal and accounting costs in connection with the acquisition of a business opportunity including the costs of preparing Forms 8-K, agreements and related reports and documents. Nevertheless, the officers and directors of the Company have not conducted market research and are not aware of statistical data which would support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity. The Company does not intend to make any loans to any prospective merger or acquisition candidates or to unaffiliated third parties.

The Company is in the developmental stage. Its operations to date have been limited to the sale of Shares, registering Vendalux common shares under the Exchange Act and filing periodic reports required by § 13 or § 15(d) of the Exchange Act. After the Effective Date, the Company intends to begin the process of investigating potential business ventures which, in the opinion of management, will provide a source of eventual profit to the Company. Such involvement may take many forms, including the acquisition of an existing business or the acquisition of assets to establish subsidiary businesses. The Company's management does not expect to remain involved as management of an acquired business. In all likelihood, management of any new business operation will be vested in presently unidentified individuals.

Expenses. Given its lack of cash or other assets, Vendalux will be extremely limited in its attempts to locate potential business situations for investigation. However, the Company's major shareholders have undertaken to make funds available to the Company in amounts sufficient to enable it to satisfy its reporting and other obligations as a public Company, and to commence, on a limited basis, the process of investigating possible merger and acquisition candidates.

No assurance can be given as to when the Company will be able to locate suitable business opportunities and such opportunities may be difficult to locate. The Company intends to allocate any incoming funds, should there be any in the future, to general use for the purpose of seeking, investigating and acquiring, or becoming engaged in a business opportunity. Decisions concerning these matters will be made by management without the participation or authorization of the minority shareholders.

Management anticipates that due to its lack of funds, and the insignificant amount of its resources, the Company maybe restricted to participation in only one potential business venture. This lack of diversification should be considered a substantial risk because it will not permit the Company to offset potential losses from one venture against gains from another. (See '"Risk Factors.")

Business opportunities, if any arise, are expected to become available to the Company principally from the personal contacts of its officers and directors. While it is not expected that the Company will engage professional firms specializing in business acquisitions or reorganizations, such firms may be retained if funds become available in the future, and if deemed to be advisable. Opportunities may thus become available from professional advisers, securities broker-dealers, venture capitalists, members of the financial community, and other sources of unsolicited proposals. Though it does not presently anticipate paying a finder's fee or other form of compensation in connection with its search for business opportunities, it is possible that such payment may be made, including perhaps one-time cash payments, payments based upon a percentage of revenues or sales volume, and/or payments involving the issuance of securities, for services provided by persons who submit business opportunities in which the Company may decide to participate, although no contracts or agreements of this nature presently exist. The Company is unable to predict at this time the costs of locating a suitable business opportunity.

The Company will not restrict its search to any particular business, industry or geographical location, and reserves the right to evaluate and to enter into any type of business opportunity, in any stage of its development (including the "start up" stage), in any location. In seeking a business venture, Management will not be influenced primarily by an attempt to take advantage of the anticipated or perceived appeal of a specific industry, management group, or product or industry, but rather will be motivated by the Company's business objective of seeking long term capital appreciation in its real value. If, during the offering period of this registration statement, Vendalux determines that a material acquisition is probable, a post-effective amendment with audited financial statements is required.

It is not possible at present to predict the exact manner in which the Company may participate in a business opportunity. Specific business opportunities will be reviewed and, based upon such review, the appropriate legal structure or method of participation will be decided upon by the controlling stockholders. Such structures and methods may include, without limitation, leases, purchase and sale agreements, license, joint ventures; and may involve merger, consolidation or reorganization. The Company may act directly or indirectly through an interest in a partnership, corporation or other form of organization. However, it is most likely that the Company will acquire a business venture by conducting a reorganization involving the issuance of the Company' restricted securities. Such a reorganization may involve a merger (or combination pursuant to state corporate statutes, where one of the entities dissolves or is absorbed by the other), or it may occur as a consolidation, where a new entity is formed and the Company and such other entity combine assets in the new entity. A reorganization may also occur, directly or indirectly, through subsidiaries, and there is no assurance that the Company would be the surviving entity. Any such reorganization could result in additional dilution to the book value of the Shares and, more likely, loss of control of a majority of the Shares. The Company's present director may be required to resign to connection with a reorganization.

A reorganization may be structured in such a way as to take advantage of certain beneficial tax consequences available in business reorganizations, in accordance with provisions of the Internal Revenue Code of 1986 (as amended). Pursuant to such a structure, the number of Shares held prior to the reorganization by all of the Company' shareholders might be less than 20% of the total Shares to be outstanding upon completion of the transaction. Substantial dilution of percentage equity ownership may result to the Stockholders, in the discretion of management.

Generally, the issuance of securities in a reorganization transaction would be undertaken in reliance upon one or more exemptions from the registration provisions of applicable federal securities laws, including the exemptions provided for non-public or limited offerings, distributions to persons resident in only one state and similar exemptions provided by state law. Shares issued in a reorganization transaction based upon these exemptions would be considered "restricted" securities under the 1933 Act, and would not be available for resale for a period of one year, in accordance with Rule 144 promulgated under the 1933 Act. However, the Company might undertake, in connection with such a reorganization transaction, certain registration obligations in connection with such securities.

The Company may choose to enter into a venture involving the acquisition of or merger with a company which does not need substantial additional capital but desires to establish a public trading market for its securities. Such a company may desire to consolidate its operations with the Company through a merger, reorganization, asset acquisition, or other combination, in order to avoid possible adverse consequences of undertaking its own public offering. (Such consequences might include expense, time delays, loss of voting control and the necessity of complying with various federal and state laws enacted for the protection of investors.) In the event of such a merger, the Company may be required to issue significant additional shares, and it may be anticipated that control over the Company's affairs may be transferred to others. It should also be noted that this type of business venture might have the effect of depriving Stockholders of the purported protection of federal and state securities laws, which normally affect the process of a company's becoming publicly held. Stockholders of targeted business ventures should recognize that their eventual involvement in a public company may ultimately be on terms less favorable than if such Stockholders had invested in a specific business which had undertaken its own public offering.

As part of its investigation of acquisition possibilities, the Company' management may meet with executive officers of the business and its personnel; inspect its facilities; obtain independent analysis or verification of the information provided and conduct other reasonable measures, to the extent permitted by the Company's limited resources and management's limited expertise. Generally, the Company intends to analyze and make a determination based upon all available information without reliance upon any single factor as controlling. Vendalux can give no assurance that it will be able to find suitable a suitable business opportunity which may desire to combine with Vendalux, or suitable management personnel to provide a reasonable likelihood that any such business might prove successful. (See "Risk Factors".).

It may be anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require considerable management time and attention, and substantial costs for accountants, attorneys and others. Should a decision thereafter be made not to participate in a specific business opportunity, it is likely any costs already expended would not be recoverable. It is also likely, in the event a transaction should eventually fail to be consummated, for any reason, that the costs incurred by the Company would not he recoverable. The Company's officers and directors are entitled reimbursement for all expenses incurred in its investigation of possible business ventures on behalf of the Company and no assurance can be given that if the Company has available funds they will not be depleted by such expenses. (See "Risk Factors.")

In addition to the severe limitations placed upon the Company by virtue of its unfunded status the Company will also be limited, in its investigation of possible acquisitions, by the reporting requirements of the Securities Exchange Act of 1934 (the "1934 Act") pursuant to which certain information must be published in connection with any significant acquisitions. The Company would be required to furnish, with respect to any significant acquisition, certified financial statements for the acquired company, covering one, two or three years (depending on the age of the company). Accordingly, acquisition prospects which do not have the requisite certified financial statements will necessarily be delayed pending receipt of such financial statements, or abandoned for their inability to comply with the requirements of the 1934 Act.

The Company does not intend to take any action which would render it an investment company under The Investment Companies Act of 1940 (the "1940 Act"). The 1940 Act defines an investment company as one which (1) invests, reinvests or trades in securities as its primary business, (2) issues face-amount certificates of the installment type or (3) invests, reinvests, owns, holds or trades securities or owns or acquires investment securities having a value exceeding 40 percent of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis. The above 40 percent limitation may be exceeded so long as a company is primarily engaged, directly or through wholly-owned subsidiaries, in a business or businesses other than that of investing, reinvesting, buying, holding or trading in securities. A wholly-owned subsidiary is defined as one which is at least 95% owned by the company.

Neither the Company nor any of its officers or directors are registered as investment advisers under the Investment Advisers Act of 1940 (the "Advisers Act') and so there is no authority to pursue any course of business or activities which would render the Company or its management "Investment Advisors" as defined by the Investment Advisors Act. Vendalux believes that registration under the Investment Advisers Act is not required and that certain exemptions are available, including the exemptions for persons who may render advice to limited number of other persons and who may advise other persons located in one state only.

Properties

Vendalux owns no properties and utilizes space on a rent-free basis in the office of one of its principal shareholders. This arrangement is expected to continue until such time as the Company becomes involved in a business venture which necessitates relocation, as to which no assurances can be given. The Company has no agreements with respect to the maintenance or future acquisition of office facilities.

Competition

The Company expects to encounter intense competition in its efforts to locate suitable business opportunities in which to engage. The primary competition for desirable investments may come from other small Companies organized and funded for similar purposes, from small business development corporations and from public and private venture capital organizations. As many such companies will be better funded than Vendalux it can fairly be said that many of the competing entities will have significantly greater experience, resources, facilities, contacts and managerial expertise than will Vendalux and consequently, will be in a better position to obtain access to, and engage in, available business opportunities. Due to its lack of funds, the Company may not be in a position to compete with larger and more experienced entities for business opportunities which are low-risk. MANAGEMENT'S DISCUSSION AND ANALYSIS AND FINANCIAL CONDITION Vendalux has had no operational history and has yet to engage in business of any kind. All risks inherent in new and inexperienced enterprises are inherent in the Company's business. Vendalux has not made a formal study of the economic potential of any business. At the present, it has not identified any assets or business opportunities for acquisition.

Vendalux has no liquidity and no presently available capital resources, such as credit lines, guarantees, etc. and should a merger or acquisition prove unsuccessful, it is possible that the Company may be dissolved for failing to file reports. Should management decide not to further pursue its acquisition activities, management may abandon its activities and the shares of the Company would become worthless.

Based on current economic and regulatory conditions, management believes that it is possible, if not probable, for a company like Vendalux, without assets or liabilities, to negotiate a merger or acquisition with a viable private company. The opportunity arises principally because of the high legal and accounting fees and the length of Timee associated with the registration process of "going public." However, should any of these conditions change, it is very possible that there would be little or no economic value for any going business to take over control of the Company.

MANAGEMENT The following table sets forth as of the effective date the name, age, and position of the sole executive officer and director and his term of office.

Name Age Position Director of Officer Since

Thomas Hofer 57 President and Director 1999
Thomas Hofer for the past five years has been a private business consultant in Scottsdale, Arizona.

To the knowledge of management, during the past five years, no present or former director, or executive officer of the Company:

(1) filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the Time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the Time of such filing;

(2) was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting, the following activities: (I) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliate person, director or employee of any investment company, or engaging in or continuing any conduct or practice in connection with such activity; (ii) engaging in any type of business practice; or (iii)engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(4) was the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any federal or state authority barring, suspending, or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity;

(5) was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been subsequently reversed, suspended, or vacated.

(6) was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

Certain Transactions with Management

The Company's officer and director and its major shareholder have agreed to make funds available to the Company in amounts sufficient to enable them to satisfy its reporting requirements and other obligations incumbent on them as public Company, and to commence, on a limited basis, the process of investigating possible merger and acquisition candidates. The Company's status as a publicly-held corporations may enhance its ability to locate potential business ventures. Any loans by which such funds may be made available will bear simple interest at the rate of four percent (4%) per annum and are intended to be repaid at a future date, if or when Vendalux shall have received sufficient funds through any business acquisition. Funds provided by Messrs. Hofer and Holmes are also intended to provide for the payment of filing fees, professional fees, printing and copying fees and other miscellaneous fees.

Conflicts of Interest

Since the Company's officer and director and its other majority stockholder engage in other business activities and/or own interests in other businesses, they may have conflicts of interest in directing a business opportunity to the Company or to another business in which one or both of them may have an interest. No formal or other policy for dealing with such conflicts of interest has been established, and any conflicts which arise will have to be resolved on case-by-case basis. Since no specific method for determining whether to allocate business opportunities to the Companies rather than to such other interests or businesses, or vice versa, has been adopted, allocations of business opportunities will be made solely on the discretion of Thomas Hofer and Jeff Holmes without any established criteria for allocation. Therefore, no assurance can be given that this will not result in the Company's loss of ability to participate in a particular venture should the conflict not he satisfactorily resolved in favor of the Company. (See "Risk Factors.")

Remuneration

Cash Compensation: There was no cash compensation paid to any director, executive officer or majority stockholder of the Company for any period since July, 1999 when Thomas Hofer and Jeff Holmes purchased their respective controlling interests in Vendalux.

Bonuses and Deferred Compensation: None.

Compensation Pursuant to Plans: None.

Pension Table: None.

Other Compensation: None.

Termination of Employment and Change of Control Arrangement: There are no compensatory plans or arrangements, including payments to be received from the Company, with respect to any person because of his resignation, retirement, or other termination of such person's employment with the Company or its subsidiaries, or any change in control of the Company, or a change in the person's responsibilities following a change in control of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT The following table sets forth as of the Effective Date the name and the number of shares of the Company's Common Stock, par value $0.001 per share, held of record or beneficially by each person who held of record, or was known by the Company to own beneficially, more than 5% of the 3,073,800 issued and outstanding shares of the Company's Common Stock.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Ownership	Percent of class
Common	Tom Hofer 8800 N Gainey Center Drive Suite 256 Scottsdale, AZ	1,366,034	44.44%
Common	Jeff Holmes 600 Highway 50 Pinewild at Marla Bay, Unit 101 Zephyr Cove, NV	1,366,033	44.44%
	All Officers and Directors as a Group (1 person)	1,366,034	44.44%

None of the foregoing have any right to acquire other or additional shares of the Company. There is no existing arrangement which may result in a change in control of the Company.

DESCRIPTION OF SECURITIES

Common Stock.

As herein above described in the section titled "Capitalization", the authorized capital stock of Vendalux Corporation is 21,000,000 shares, 20,000,000 of which are designated common shares of a par value of $0.001 per share, and 1,000,000 of which are preferred shares which are also of $0.001 par value. Of the common shares, 3,073,800 shares were issued and outstanding as of the Effective Date. There are no preferred shares outstanding and the Board has not yet designated the powers, preferences and rights attributable to any series thereof. Common shareholders (I) have general ratable rights to dividends from funds legally available therefor, when, and if declared by the Board of Directors. To the extent permitted by the applicable laws of the State of Delaware, the holders of a majority of shares of the Company's common stock are permitted to take action without the notice, approval, consent or a vote of the stockholders. Actions required or permitted to be taken by the Company's shareholders at an annual or special shareholders' meeting may be taken without such a meeting, without prior notice and without a vote, so long as a written consent setting forth the action so taken shall be signed by the holders of outstanding shares of stock having not less than the minimum number of votes that would be necessary to authorize such action. Prompt notice of the taking of such corporate action without a meeting by less than unanimous written consent shall be provided to all stockholders who have not so consented in writing. (See Risk Factors.) The outstanding common shares of Vendalux do not feature cumulative voting, so the owners of a majority it the outstanding shares can elect all the directors of the corporation and the minority stockholders can elect none. The outstanding shares are non-assessable, and do not carry with them any right to purchase or otherwise acquire any further shares of the corporation.

To prevent transfer of the unregistered shares, "Stop Transfer" instructions have been placed against all of the Company outstanding common shares so they may not be transferred. New registered shares representing each shareholder's interest in the Company's common shares will be issued and placed into escrow with Colonial Stock Transfer, Inc. for delivery to the respective stockholders upon receipt of their election to reject the Rescission Offer and accept the offer to exchange their unregistered shares for registered shares. The old outstanding shares are nottradeable, transferable or negotiable in any way except to exchange them for the new registered shares pursuant to the terms of this "Registration and Rescission Offer."

Persons who accept this Rescission Offer will have their shares canceled and their names removed as shareholders of the Company. Persons who reject this Rescission Offer will retain the new registered shares. Shareholders who neither accept nor reject the rescission offer will not receive the new registered shares, and the stop transfer will remain on their old shares indefinitely. This includes all shareholders in the states in which registration or other qualification of this Registration and Rescission Offer cannot be achieved under the regulatory policies, rules and statutes in said states which prevent the Offer from being made in those states. However, all persons (other than those who accept this Rescission Offer) will continue to own their shares and have all rights with respect thereto except transfer rights. Such shareholders may in the future effect the exchange to the new registered shares if such can be done without violating the laws of the particular jurisdiction where they reside, as for example, if a non-qualified state became qualified or if the shareholder moves to a state where the shares were qualified.

Tax Consequences
Vendalux Corporation has not investigated the potential tax consequences of either accepting or rejecting this Registration and Rescission Offer and does not make any statements about such tax consequences. All Vendalux stockholders are encouraged to consult with their own attorneys and accounts regarding the tax consequences of accepting or rejecting this offer.

Expiration of Registration and Rescission Offer
This Registration and Rescission Offer will expire on February 19, 2005 (the "Expiration Date"), unless extended. In no event will any such extension exceed 90 days. Shareholders will he notified by mail as to any extension of the offering period.

Transfer Agent and Registrar
Colonial Stock Transfer, 66 Exchange Place, Salt Lake City, UT 84111 is the duly appointed registrar and transfer agent for Vendalux Corporation.

Reports to Shareholders
Vendalux will be required to file with the Commission annual reports on Form 10-K, containing audited financial statements as of the last day of its fiscal year (March 31); quarterly reports on Form 10-Q, containing unaudited quarterly and comparative financial statements, and current reports on Form 8-K, as appropriate. The Company intends to make its annual report available as soon as practicable following the end of each of its fiscal years, commencing with the first fiscal year after completion of this Registration and Rescission Offer. LITIGATION There are no legal proceedings are pending in which the Company or any of its property is subject, nor to the knowledge of the Company are any such legal proceedings threatened. LEGAL MATTERS Legal matters in connection with the "Registration and Rescission Offer" and Prospectus have been passed upon for the Company by James N. Barber, Suite 100, Bank One Tower, 50 West Broadway, Salt Lake City, UT 84101. EXPERTS The Company's certified financial statements for the fiscal years ended March 31, 2004 and March 31, 2003 and the financial statements for those periods and for the period from the Company's inception on May 4, 1992, included in the Prospectus, have been audited by Child, Sullivan & Company Kaysville, Utah, independent certified public accountants, as indicated in its reports with respect thereto, and are included herein in reliance upon its authority as accounting and auditing experts. Reference is made to the report of Child, Sullivan & Company on the Company's financial statements. PART II - INFORMATION NOT REQUIRED IN PROSPECTUS Item 24. Indemnification of Directors and Officers.

Article Seven of the Certificate of Incorporation of Vendalux provides as follows:

SEVENTH: A director of the corporation shall not be personally liable for monetary damages to the corporation or its stockholders for breach of any fiduciary duty as a director, except for liability (I) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii)n for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law; (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derives an improper personal benefit.

Section 174 of the General Corporation Law of Delaware makes directors jointly and severally liable, for a period of six years, for wilfully or negligently paying any unlawful dividend or effecting unlawful purchase or redemption of the company's shares, to the corporation and its creditors in case of dissolution or insolvency. Liability is excused as to directors who voted against the unlawful act, and liable directors are subrogated to the rights of the corporation against stockholders who received the unlawful dividend or payment. Article V of the Vendalux By-laws contains provisions indemnifying officers, directors, employees or other agents of the corporation against liabilities to the full extent permitted under the Delaware Corporations Act, from judgments, fines and penalties costs and other expenses paid in settlement and reasonable expenses, including attorneys' fees, for their involvement in actions or proceedings arising out of their services as officers and directors, provided they were acting in good faith. No indemnification is available where there have been convictions on criminal charges or in connection with actions or proceedings as to which the officers or directors have been unsuccessful on the merits. DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES However, insofar as indemnification for liabilities arising under the 1933 Act may be permitted to officers, directors and other controlling persons, pursuant to the foregoing provision, the Company has been made aware that in the opinion of the Commission, such indemnification is against public policy, as expressed in the 1933 Act, and is therefore unenforceable. Should a claim arise for indemnification against such liabilities, the Company will submit the issue of indemnification to a court of competent jurisdiction and abide by its final determination. ADDITIONAL INFORMATION Vendalux Corporation has filed a Registration Statement on Form SB-2 with the Commission's principal office of the Securities and Exchange Commission, at 450 Fifth Street NW., Washington, D.C., 20549. The Prospectus does not contain all the information in such Registration Statement, as permitted by the Commission's Rules and Regulations. The Registration Statement, including exhibits may be inspected on the SEC's Edgar Filing System at www.sec.gov, or may be obtained from the Commission at the above address, upon payment of the Commission's copying charge. For further information concerning the Company and the Shares, reference is made to the Registration Statement and exhibits filed as part thereof.

Item 25. Other expenses of Issuance and Distribution

The issuer anticipates that the following costs and fees will be incurred in connection with the offering:

Item Estimated Amount

Registration Fee $ n/a

Transfer Fees $ 400.00

Printing and Engraving $ 1,000.00

Legal Fees $15,000.00

Accounting Fees $ n/a(1)

Total Other Expenses $16,517.70

The selling security holders will pay no part of these expenses. No sums have been expended for liability insurance to indemnify officers, directors of control stockholders from liabilities they may incur in the registration, offering, or sale of these securities.

1 Vendalux is subject to the reporting requirements of § 13 or § 15(d) of the Exchange Act. There are no additional financial statement fees or related accounting costs incurred in connection with this offering.

Item 26. Recent Sales of Unregistered Securities

Vendalux has not sold any securities within the past three years without registering the securities under the Securities Act.

Item 27. Exhibits

Exhibit No. and Item
(3) Articles of Incorporation and By-Laws

(5) Opinion regarding legality

(23) Consent of experts and counsel

a. Auditor

b. Counsel

Item 28. Undertakings

Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vendalux Corporation

Dated: January 20, 2005 Tom Hofer, President, Chief Financial Officer, and Director

Exhibit (5) Opinion Regarding Liability

JAMES N. BARBER

Attorney at Law

Suite 100, Bank One Tower

50 West Broadway

Salt Lake City, UT 84101

Telephone: (801) 364-6500 or Fax: (801) 364-3406

(801) 532-3535 E-Mail: Barberjn@aol.com

January 10, 2005

Securities and Exchange Commission

450 5th Street N.W.

Washington, D.C. 20549

Re: Opinion of Legality with respect to registration statement on Form SB-2 for Vendalux Corporation

Dear Sir or Madam:

I have been requested to issue my opinion as to the legal status of shares of Vendalux Corporation which are proposed to be issued pursuant to a registration statement on Form SB-2 under the Securities Act of 1933. I have, in connection with that request, examined such corporate documents, including the Articles of Incorporation, By-laws, resolutions of the Board of Directors and other instruments as I have deemed necessary or appropriate to establish a basis for the opinions set forth herein. Vendalux proposes to offer and distribute up to 3,073,800 shares of common stock, $.001 par value (the "Common Stock") in connection with a rescission offer and exchange agreement related to a like number of common shares which have heretofore been issued.

Based upon my examination of relevant documents, it is my opinion that the Company is duly organized and validly existing as a corporation under the laws of the State of Delaware and that the Shares to be offered and exchange pursuant to the Company's registration statement on Form SB-2 will, when offered and delivered, be validly authorized and issued, fully paid, and non-assessable common shares of the corporation.

Sincerely,
/s/ James N. Barber
James N. Barber

Exhibit 23(a) Consent of Auditor

Exhibit 23(b) Consent of Attorney

JAMES N. BARBER

Attorney at Law

Suite 100, Bank One Tower

50 West Broadway

Salt Lake City, UT 84101

Telephone: (801) 364-6500 or Fax: (801) 364-3406

(801) 532-3535 E-Mail: Barberjn@aol.com

January 10, 2005

Securities and Exchange Commission

450 5th Street N.W.

Washington, D.C. 20549

Re: Consent

I hereby consent to the use and inclusion of my opinion dated January 10, 2005 related to the legality of shares to be covered by a registration statement on Form SB-2 within such registration statement.
Sincerely,

/s/ James N. Barber

James N. Barber

Independent Auditor's Report

Board of Directors

VENDALUX CORPORATION

I have audited the accompanying balance sheet of Vendalux Corporation (A development stage company) as of March 31, 2003 and the related statements of operations, stockholders' equity and cash flows for the two years then ended and from April 1, 1994 to March 31, 2003. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on the financial statements based on my audits. The financial statements of Vendalux Corporation for the year ended March 31, 1994 and from inception (May 4, 1992) to March 31, 1994, were audited by another auditor whose report thereon, dated July 7, 1994 expressed an unqualified opinion.

I conducted my audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vendalux Corporation (A development stage company) as of March 31, 2003 and the results of its operations and its cash flows for the two years then ended and from (April 1, 1994) to March 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 4, the Company is a development stage company. The Company has limited operating capital with no revenue from operations. Realization of a major portion of the assets is dependent upon the Company's ability to meet its future financing requirements, and the success of future operations. Management's plans in regard to these matters are also described in Note 4. These factors raise substantial doubt about the Company's ability to continue as a going concern.

David T. Thomson, CPA

Salt Lake City, Utah

June 26, 2003

VENDALUX CORPORATION

(A Development Stage Company)

BALANCE SHEETS

ASSETS

March 31, 2003
CURRENT ASSETS:
Cash in bank	0
Prepaid expense	80
Total Current Assets	80
TOTAL ASSETS	80
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$ 567
Franchise tax payable	102
Accrued interest payable-stockholder loan	31
Stockholder loan	4,727
Total Current Liabilities	5,427
STOCKHOLDERS' EQUITY (DEFICIT):
Preferred stock; $.001 par value;1,000,000 shares authorized; no shares	0
Common stock; $.001 par value, 20,000,000 shares authorized;	3,074
Additional paid-in capital	7,909
Deficit accumulated during	(16,330)
Total Stockholders' Equity (Deficit)	(5,347)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 80

The accompanying notes are an integral part of these financial statements

VENDALUX CORPORATION

(A Development Stage Company)

STATEMENTS OF OPERATIONS

	For The year Ended March 31, 2003	For The Year Ended March 31, 2002	From Inception (May 4, 1992)To March 31, 2003
REVENUE:	$ 0	$ 0	$ 0
EXPENSES:
General and administrative	6,255	639	16,218
	6,255	639	16,218
INCOME (LOSS) FROM OPERATIONS	(6,255)	(639)	(16,218)
OTHER INCOME (EXPENSE)
Interest expense	(68)	(21)	(112)
NET INCOME (LOSS) BEFORE INCOME
TAXES	(6,323)	(660)	(16,330)
Provision for income taxes	0	0	0
NET INCOME (LOSS)	$ (6,323)	$ (660)	$ (16,330)
EARNINGS (LOSS) PER SHARE	$ (0.00)	$ (0.00)
WEIGHTED NUMBER OF SHARES OUTSTANDING	3,073,800	3,073,800

The accompanying notes are an integral part of these financial statements.

VENDALUX CORPORATION

STATEMENT OF STOCKHOLDERS' EQUITY

	Common Stock Shares	Common Stock Amount	Additional Paid-In Capital	Common Stock Subscribed	Deficit Accumulated During the Development Stage
BALANCE, May 4, 1992 (inception)	0	0	0	0	0
Common stock issued for cash at of $.00125 per share	400,000	400	100	0	0
Net loss from inception through March 31, 1993	0	0	0	0	(270)
Balance March 31, 1993	400,000	400	100	0	(270)
Contributed capital for expenses	0	0	500	0	0
Common stock issued for cash at $.01 per share in a private placement September 30, 1993	24,600	25	221	0	0
Common stock issued for services valued at $.001 per share March 1,1994	849,200	849	0	0	0
Net loss for the year ended March 31, 1994	0	0	0	0	(1,706)
Balance, March 31, 1994	1,273,800	1,274	821	0	(1,976)
Net loss for the year ended March 31, 1995	0	0	0	0	(854)
Balance, March 31, 1995	1,273,800	1,274	821	0	(2,830)
Net loss for the year ended March 31, 1996	0	0	0	0	(214)
Balance, March 31, 1996	1,273,800	1,274	821	0	(3,044)
Net loss for the year ended March 31, 1997	0	0	0	0	(214)
Balance, March 31, 1997	1,273,800	1,274	821	0	(3,258)
Net loss for the year ended March 31, 1998	0	0	0	0	(115)
Balance, March 31, 1998	1,273,800	1,274	821	0	$(3,373)

The accompanying notes are an integral part of these financial statements.

VENDALUX CORPORATION

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS' EQUITY (Continued)

Common Stock Shares

Common Stock Amount

Additional Paid-In Capital

Common Stock Subscribed

Deficit Accumulated During the Development Stage

Balance, March 31, 1998	1,273,800	$ 1,274	$ 821	$ 0	(3,373)
Net loss for the year ended March 31, 1999	0	0	0	0	(110)
Balance, March 31, 1999	1,273,800	$ 1,274	$ 821	$ 0	(3,483)
Capital contributed for expenses	0	0	1,388	0	0
Common stock subscribed for cash at approximately $.00417 in a private placement on July 30, 1999	1,800,000	1,800	5,700	(7,500)	0
Net loss for the year ended March 31, 2000	0	0	0	0	(4,644)
Balance, March 31, 2000	3,073,800	3,074	7,909	(7,500)	(8,127)
Payment on subscribed common stock	0	0	0	4,755	0
Net loss for the year ended March 31, 2001	0	0	0	0	(1,220)
Balance, March 31, 2001	3,073,800	3,074	7,909	(2,745)	(9,347)
Payment on subscribed common stock				1,288
Net loss for the year ended March 31, 2002					(660)
Balance, March 31, 2002	3,073,800	3,074	7,909	(1,457)	(10,007)
Net loss for the year ended March 31, 2003					(6,323)
Balance, March 31, 2003	3,073,800	3,074	7,909	$(1,457)	$ (16,330)

The accompanying notes are an integral part of these financial statements.

VENDALUX CORPORATION

STATEMENTS OF CASH FLOWS

	For The Year Ended March 31, 2003	For The Year Ended March 31, 2002	From Inception (May 4, 1992)To March 31, 2003
CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$ (6,323)	$ (660)	$ (16,330)
Adjustments to reconcile net loss to net cash used by operating activities

Common stock issued for services	0	0	849
Changes in assets and liabilities
(Increased) in prepaid expenses	(50)	(30)	(80)
Increase (decrease) in accounts payable	267	(598)	567
Increase (decrease) in franchise tax payable	(109)	0	102
Increase in accrued interest payable-stockholder loan	31	0	31
Cash Flows (Used) by Operating Activities	(6,184)	(1,288)	(14,861)
CASH FLOW FROM INVESTING ACTIVITIES:
	0	0	0
CASH FLOWS FROM FINANCING ACTIVITIES:

Contributed capital for expenses	0	0	1,888
Stockholders' loans	4,727	0	4,727
Issuance of common stock for cash	0	0	746
Payments on common stock subscribed	1,457	1,288	7,500
Cash Flows Provided by Financing Activities	6,184	1,288	14,861
NET INCREASE (DECREASE) IN CASH	0	0	0
CASH - BEGINNING OF PERIOD	0	0	0
CASH - END OF PERIOD	0	0	0
CASH PAID FOR
Interest	0	0	0
Income taxes	0	0	0
NON-CASH FINANCING ACTIVITIES
Common stock issued for services	0	0	849

The accompanying notes are an integral part of these financial statements.

VENDALUX CORPORATION

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization - The Company was organized under the laws of the State of Delaware on May 4, 1992 and has elected a fiscal year end of March 31st. The Company was incorporated for the purpose of seeking out business opportunities, including acquisitions. Since inception the Company has had very little activity with no business operations or revenue from operations.

Most of its expenses to date have been for organizational costs, cost to maintain the Company's existence and corporate status, and expenses related to examining business opportunities. The Company is considered a development stage company as defined in SFAS No. 7. The Company has at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

Net Earnings Per Share - The computation of net income (loss) per share of common stock is based on the weighted average number of shares outstanding during the period presented.

Income Taxes - Income tax expenses includes federal and state taxes currently payable and deferred taxes arising from temporary differences between income for financial reporting and income tax purposes. Due to losses from inception, the Company has no tax liability. At this time the Company has no deferred taxes arising from temporary differences between income for financial reporting and income tax purposes.

Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. During the years ended March 31, 2003 and 2002, the Company did not have non-cash investing or financing activities.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue recognition - The Company has no source of revenues. Revenue recognition policies will be determined when principal operations begin.

VENDALUX CORPORATION

NOTES TO FINANCIAL STATEMENTS

NOTE 2 - COMMON STOCK TRANSACTIONS

The Company at inception issued 400,000 shares of its common stock at $.00125 per share for $500. The Company issued 24,600 shares of its common stock at $.01 per share on September 30, 1993 in a private placement.

On March 1, 1994 the Company issued 849,200 shares of its common stock for services valued at $.001 per share for a total value of $849.

On July 30, 1999, the Company sold 1,800,000 shares of its common stock through a common stock subscription at approximately $.00417 per share for $7,500. The subscription was paid off during the year ended March 31, 2003. In prior periods the amounts remaining on the stock subscription receivable were deducted from the equity section of the financial statements in a line item called common stock subscribed.

NOTE 3 - RELATED PARTY TRANSACTIONS

An officer of the Company is providing a mailing address to the Company without charge. This service has been determined by the Company to have only nominal value. During the years ended March 31, 2003 and 2002 no compensation has been paid or accrued to any officers or directors of the Corporation because amounts are only of a nominal value. Officers and stockholders from time to time have contributed operating capital to the company to pay operating expenses. The total amount contributed through March 31, 2002 is $1,888. During the year ended March 31, 2003, a stockholder loaned cash to the Company for operating expenses. The loan is due upon demand, is unsecured and has an interest rate of 4%.

NOTE 4 GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. As reported in the financial statements, the Company had an accumulated deficit of $16,330 for the year ended March 31, 2003. The Company has not yet established revenues sufficient to cover its operating cost, which creates doubt as to whether it can continues as a going concern.

The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it is able to consummate a merger with an existing operating company or engage in profitable business operations. It the Company is unable to obtain adequate capital it could be forced to cease operations.

VENDALUX CORPORATION

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOTE 4 GOING CONCERN - Continued

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plans to obtain such resources for the Company include (1) obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses, and (2) seeking out and completing a merger with an existing operating company. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to success fully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 5 INCOME TAXES

Income tax expense consists of the following components:
	2003	2002
Current	0	0
Estimated deferred tax liability (benefits)	(2,427)	(1,486)
Less valuation allowance	2,427	1,486
Net

At March 31, 2003, and 2002, the Company had net federal operating losses (Noels) of $16,180, and $9,907, which can be carried forward to offset operating income. The net operating losses expire between the years 2008 and 2023. A valuation allowance of $2,427, and $1,486 has been established each year for those tax credits, which are not expected to be realized. The change in the NOL benefit for 2003, and 2002 was $941 and $99.

VENDALUX CORPORATION

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOTE 5 INCOME TAXES - CONTINUED

The Company is unsure as to whether federal tax returns were filed prior to March 31, 2000. It may have no operating loss carryforwards for the year ended March 31, 1999 and prior years if such losses have not been established for tax purposes by the filing of applicable tax returns. The Company is current with its filings with the State of Delaware. In any event, the Company is not recording any tax benefit from operating losses in these financial statements.

NOTE 6 STOCK OPTION PLAN

The Company has a Stock Option Plan for directors, officers, employees, advisors, and employees of companies that do business with the Company, which provide for non-qualified and qualified stock options. The stock option committee of the Board determines the option price which cannot be less than the fair market value at the date of the grant of 110% of the fair market value if the Optionee holds 10% or more of the Company's common stock. The price per share of stock subject to a non-qualified option shall not be less than 85% of the fair market value at the date of the grant. Options generally expire either three months after termination of employment, or ten years after the date of grant (five years if the Optionee holds 10% or more of the Company's common stock at the time of grant). No options are outstanding under the Plan.

Child, Sullivan & Company

A PROFESSIONAL CORPORATION OF CERTIFIED PUBLIC ACCOUNTANTS

1284 West Flint Meadow Drive, Suite D, Kaysville, UT 84037 Ph: 801-927-1337

Fax: 801-927-1344

Independent Auditors' Report

Vendalux Corporation

Scottsdale, AZ

We have audited the accompanying balance sheet of Vendalux Corporation (the Company) as of March 31, 2004, and the related statements of operations, shareholder's equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based onour audits. The financial statements of the Company as of March 31, 2003 and for the period of May 4, 1992 (date of inception) though March 31, 2003 were audited by another auditor whose report, dated June 26, 2003, expressed a going concern qualified opinion on those statements.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2004, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company is a development stage company with, among other things, no revenues to date, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Child, Sullivan & Company

/s/

Child, Sullivan & Company

Kaysville, Utah

June 29, 2004

VENDALUX CORPORATION

(A Development Stage Company)

BALANCE SHEETS

ASSETS

	March 31, 2004	March 31, 2003
CURRENT ASSETS:
Cash in bank	0	0
Prepaid expense	30	80
Total Current Assets	30	80
TOTAL ASSETS	30	80
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$5,272	$ 567
Franchise tax payable	161	102
Accrued interest payable-stockholder loan	280	31
Stockholder loan	7,714	4,727
Total Current Liabilities	13,427	5,427
STOCKHOLDERS' EQUITY (DEFICIT):
Preferred stock; $.001 par value;1,000,000 shares authorized; no shares issued and outstanding	0	0
Common stock; $.001 par value, 20,000,000 shares authorized; 3,073,800 shares issued and outstanding	3,074	3,074
Additional paid-in capital	7,909	7,909
Deficit accumulated during	(24,380)	(16,330)
Total Stockholders' Equity (Deficit)	(13,397)	(5,347)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	30	$ 80

The accompanying notes are an integral part of these financial statements

VENDALUX CORPORATION

(A Development Stage Company)

STATEMENTS OF OPERATIONS

	For The year Ended March 31, 2004	For The Year Ended March 31, 2003	From Inception (May 4, 1992)To March 31, 2004
REVENUE:	$0	$ 0	$ 0
EXPENSES:
General and administrative	7,786	6,255	24,003
	7,786	6,255	24,003
INCOME (LOSS) FROM OPERATIONS	(7,786)	(6,255)	(24,003)
OTHER INCOME (EXPENSE)
Interest expense	(264)	(68)	(377)
NET INCOME (LOSS) BEFORE INCOME
TAXES	(8,050)	(6,323)	(24,380)
Provision for income taxes	0	0	0
NET INCOME (LOSS)	(8,050)	$ (6,323)	$ (24,380)
EARNINGS (LOSS) PER SHARE	$(0.00)	$ (0.00)
WEIGHTED NUMBER OF SHARES OUTSTANDING	3,073,800	3,073,800

The accompanying notes are an integral part of these financial statements.

VENDALUX CORPORATION

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS' EQUITY

FROM INCEPTION MAY 4, 1992 to MARCH 31, 2004

Common Stock Shares

Common Stock Amount

Additional Paid-In Capital

Common Stock Subscribed

Deficit Accumulated During the Development Stage

Total Stock-Holders Equity

Balance, March 31, 2001	3,073,800	3,074	7,909	(2,865)	(9,347)	(1,229)
Payment on subscribed common stock	0	0	0	1,408	0	1,408
Net loss for the year ended March 31, 2002	0	0	0	0	(660)	(660)
Balance, March 31, 2002	3,073,800	3,074	7,909	(1,457)	(10,007)	(481)
Cash Received on stock subscriptions	0	0	0	1,457	0	1,457
Net loss for the year ended March 31, 2003	0	0	0	0	(6,323)	(6,323)
Balance, March 31, 2003	3,073,800	3,074	7,909	0	(16,330)	(5,347)
Net loss for the year ended March 31, 2004	0	0	0	0	(8,050)	(8,050)
Balance, March 31, 2003	3,073,800	3,074	7,909	0	(24,380)	(13,397)

The accompanying notes are an integral part of these financial statements.

VENDALUX CORPORATION

STATEMENTS OF CASH FLOWS

For The Year Ended March 31, 2004

For The Year Ended March 31, 2003

From Inception (May 4, 1992)To March 31, 2004

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(8,050)	$ (6,323)	$ (16,330)
Adjustments to reconcile net loss to net cash used by operating activities
Common stock issued for services	0	0	849
Changes in assets and liabilities
(Increased) in prepaid expenses	50	(50)	(80)
Increase (decrease) in accounts payable	4,705	267	567
Increase (decrease) in franchise tax payable	59	(109)	102
Increase in accrued interest payable-stockholder loan	249	31	31
Cash Flows (Used) by Operating Activities	(2,987)	(6,184)	(14,861)
CASH FLOW FROM INVESTING ACTIVITIES:
	0	0	0
CASH FLOWS FROM FINANCING ACTIVITIES:

Contributed capital for expenses	0	0	1,888
Stockholders' loans	2,987	4,727	4,727
Issuance of common stock for cash	0	0	746
Payments on common stock subscribed	0	1,457	7,500
Cash Flows Provided by Financing Activities	2,987	6,184	14,861
NET INCREASE (DECREASE) IN CASH	0	0	0
CASH - BEGINNING OF PERIOD	0	0	0
CASH - END OF PERIOD	0	0	0
CASH PAID FOR
Interest	0	0	0
Income taxes	0	0	0
NON-CASH FINANCING ACTIVITIES
Common stock issued for services	0	0	849

The accompanying notes are an integral part of these financial statements.

VENDALUX CORPORATION

(A Development Stage Company)

Notes to Financial Statements

Note 1 Organization

Vendalux Corporation (the Company) was organized under the laws of the State of Delaware on May 4, 1992 and has elected a fiscal year end of March 31. The Company is considered a development stage company as defined in SFAS No. 7. The Company has at the present time not paid any dividends and any dividends that may be paid in the future will depend upon the financial condition of the Company and other relevant factors. The Company has generated no revenues to date.

Note 2 Summary of Significant Accounting Policies

Basis of Accounting The accompanying financial statements of the Company have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Net Earnings Per Share - The computation of net income (loss) per share of common stock is based on the weighted average number of shares outstanding during the periods presented. There were no potentially dilutive securities outstanding as of March 31, 2004 and 2003.

Income Taxes Due to losses at March 31, 2004 and since inception, no provisions for income taxes has been made. There are no deferred income taxes resulting from income and expense items being reported for financial accounting and tax reporting purposes in different periods. Deferred income tax assets arising from net operating losses have been fully offset by valuation allowances in accordance with SFAS No. 109 "Accounting for Income Taxes" due to the uncertainty of their realization. For the year ended March 31, 2004, the valuation allowance increased approximately $3,200. Cumulative net operating loss carry forwards totaling $24,000 begin to expire in 2007.

Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. During the year ended March 31, 2004 and since inception on May 4, 1992, the Company did not have non-cash investing activities.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure

VENDALUX CORPORATION

(A Development Stage Company)

Notes to Financial Statements (Continued)

of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 3 - Common Stock Transactions

The Company at inception issued 400,000 shares of its common stock at $0.00125 per share for $500 cash. The Company issued 24,600 shares of its common stock at $0.01 per share for $246 cash in a private placement on September 30, 1993.

On March 1, 1994 the Company issued 849,200 shares of its common stock for services valued at $849, or $0.001 per share.

Note 3 - Common Stock Transactions

On July 30, 1999 the Company received stock subscriptions for the purchase of 1,800,000 shares of its common stock for total consideration of $7,500 or approximately $0.00417 per share. There were no amounts remaining on the stock subscriptions receivable at March 31, 2004 and 2003.

At inception, 1,000,000 shares of preferred stock were authorized. There were no preferred shares issued or outstanding at March 31, 2004 and 2003. The Company's Board of Directors will determine rights and preferences regarding preferred stock when and if such shares are issued.

Note 4 Related Party Transactions

During the years ended March 31, 2004 and 2003, an officer and certain stockholders have advanced funds to the Company to pay for operating expenses in the total amount of $2,987 and $4,727, respectively. The funds are due upon demand, are unsecured and carry simple interest at the rate of 4% per annum. At March 31, 2004, the officer and shareholders had advanced a total of $7,714 and the accrued interest owed is $280.

The Company has no employees. As of March 31, 2004 no compensation has been paid or accrued to any officer or director of the Company since inception. Officers and directors have provided minimal services since inception; however no compensation has been paid or accrued due the nominal value of such services. An officer of the Company is providing a mailing address to the Company without charge. This service has been determined by the Company to have only nominal value.

VENDALUX CORPORATION

(A Development Stage Company)

Notes to Financial Statements (Continued)

Note 5 Development Stage Company and Going Concern

The Company is in the development stage as defined in Financial Accounting Standards Board Statement No. 7 and has incurred significant cumulative net losses. As reported in the financial statements, the Company has an accumulated deficit of $24,380. At March 31, 2004, the Company's only asset is $30 of prepaid expenses. The Company has current liabilities totaling $13,427.

The Company has borrowed from its stockholders to pay for operating expenses. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it is able to engage in profitable business operations. The Company's inability to obtain additional funding, as required, would severely impair its business operations and there can be no assurance that the Company's operating plan will be successful. If the Company is unable to obtain adequate capital it could be forced to cease operations.

Ultimately, however, the Company will need to achieve profitable operations in order to continue as a going concern. Management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

VENDALUX CORPORATION

FINANCIAL STATEMENTS

(UNAUDITED)

The financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. However, in the opinion of management, all adjustments (which include only normal recurring accruals) necessary to present fairly the financial position and results of operations for the periods presented have been made. These financial statements should be read in conjunction with the accompanying notes, and with the historical financial information of the Company.

VENDALUX CORPORATION

(A Development Stage Company)

BALANCE SHEETS

ASSETS

	March 31, 2004	March 31, 2003
CURRENT ASSETS:
Cash in bank	0	0
Prepaid expense	0	30
Total Current Assets	0	30
TOTAL ASSETS	0	30
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$12,185	$5,272
Franchise tax payable	0	161
Accrued interest payable-stockholder loan	455	280
Stockholder loan	8,972	7,714
Total Current Liabilities	21,612	13,427
STOCKHOLDERS' EQUITY (DEFICIT):
Preferred stock; $.001 par value;1,000,000 shares authorized; no shares issued and outstanding	0	0
Common stock; $.001 par value, 20,000,000 shares authorized; 3,073,800 shares issued and outstanding	3,074	3,074
Additional paid-in capital	7,909	7,909
Deficit accumulated during	(32,595)	(24,380)
Total Stockholders' Equity (Deficit)	(21,612)	(13,397)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	0	30

The accompanying notes are an integral part of these financial statements

VENDALUX CORPORATION

(A Development Stage Company)

STATEMENTS OF OPERATIONS (unaudited)

	For the Three Months Ended September 30, 2004	For the Three Months Ended September 30, 2003	For The Six Months Ended September 30, 2004	For The Six Months Ended September 30, 2003	From Inception (May 4, 1992)To September 30, 2004
REVENUE:	$0	$0	$0	$ 0	$ 0
EXPENSES:
General and administrative	4,505	2,350	8,029	5,164	32,032
	4,505	2,350	8,029	(5,164)	32,032
NET LOSS FROM OPERATIONS	(4,505)	(2,350)	(8,029)	(5,164)	(32,032)
OTHER INCOME (EXPENSE)
Interest expense	(100)	(66)	(186)	(117)	(563)
TOTAL OTHER INCOME (EXPENSE)	(100)	(66)	(186)	(117)	(563)
NET LOSS BEFORE INCOME TAXES	(4,505)	(2,416)	(8,215)	(5,281)	(100)
Provision for income taxes	0	0	0	0	0
NET LOSS	(4,505)	(2,416)	(8,215)	(5,281)	(100)
NET LOSS PER SHARE	$(0.00)	$(0.00)	$(0.00)	$(0.00)	$(0.00)
WEIGHTED NUMBER OF SHARES OUTSTANDING		3,073,800	3,073,800	3,073,800	3,073,800

The accompanying notes are an integral part of these financial statements.

VENDALUX CORPORATION

STATEMENTS OF CASH FLOWS

For The Six Months Ended September 30, 2004

For The Six Months Ended September 30, 2003

From Inception (May 4, 1992)To September 30, 2004

CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$(8,215)	$ (5,281)	$ (32,595)
Adjustments to reconcile net loss to net cash used by operating activities
Common stock issued for services	0	0	849
Changes in assets and liabilities:
Decrease in prepaid expenses	30	50	0
Increase in accounts payable	6,913	3,611	12,185
Decrease in franchise tax payable	(161)	(102)	0
Increase in accrued interest payable-stockholder loan	175	109	455
Cash Flows Used by Operating Activities	(1,258)	(1,613)	(19,106)
CASH FLOW FROM INVESTING ACTIVITIES:	0	0	0
CASH FLOWS FROM FINANCING ACTIVITIES:
Contributed capital for expenses	0	0	1,888
Stockholders' loans	1,258	1,613	8,972
Issuance of common stock for cash	0	0	746
Payments on common stock subscribed	0	0	7,500
Cash Flows Provided by Financing Activities	1,258	1,613	19,106
NET CHANGE IN CASH	0	0	0
CASH - BEGINNING OF PERIOD	0	0	0
CASH - END OF PERIOD	0	0	0
CASH PAID FOR
Interest	0	0	0
Income taxes	0	0	0
NON-CASH FINANCING ACTIVITIES
Common stock issued for services	0	0	849

The accompanying notes are an integral part of these financial statements.

VENDALUX CORPORATION

(A Development Stage Company)

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS

NOTE 1 - CONDENSED INTERIM FINANCIAL STATEMENTS

The accompanying unaudited condensed financial statements include the accounts of Vendalux Corporation. These statements are condensed and, therefore, do not include all disclosures normally required by accounting principles generally accepted in the United States of America. These statements should be read in conjunction with the Company's most recent annual financial statements for the fiscal year ended March 31, 2004 included in form 10-KSB filed with the U.S. Securities and Exchange Commission on July 13, 2004. In particular, the Company's significant accounting policies were presented as Note 2 to the financial statements in that report. In the opinion of management, all adjustments necessary for a fair presentation have been included in the accompanying condensed financial statements and consist of only normal recurring adjustments. The results of operations presented in the accompanying condensed financial statements for the period ended September 30, 2004 are not necessarily indicative of the operating results that may be expected for the full year ending March 31, 2005.

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization The Company was organized under the laws of the State of Delaware on May 4, 1992 and has elected a fiscal year end of March 31. The Company is considered a development stage company as defined in SFAS No. 7. The Company has at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors. The Company has generated no revenue to date.

Earnings Per Share The computation of net income (loss) per share of common stock is based on the weighted average number of shares outstanding during the periods presented.

Income Taxes Due to losses through September 30, 2004 and since inception, no provision for income taxes has been made. There are no deferred income taxes resulting from income and expense items being reported for financial accounting and tax reporting purposes in different periods. Deferred income tax assets arising from net operating losses have been fully offset byvaluation allowances, in accordance with SFAS No. 109 "Accounting for Income Taxes" due to the uncertainty of their realization.

Cash and Cash Equivalents For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. During the periods ending September 30, 2004 and 2003, the Company did not have VENDALUX CORPORATION

(A Development Stage Company)

NOTES CONDENSED TO UNAUDITED FINANCIAL STATEMENTS (CONTINUED)

non-cash investing activities.

Use of Estimates The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3 - COMMON STOCK TRANSACTIONS

The Company at inception issued 400,000 shares of its common stock at $.00125 per share for $500. The Company issued 24,600 shares of its common stock at $.01 per share on September 30, 1993 in a private placement.

On March 1, 1994 the Company issued 849,200 shares of its common stock for services valued at $.001 per share for a total value of $849.

On July 30, 1999, the Company sold 1,800,000 shares of its common stock through a common stock subscription at approximately $.00417 per share for $7,500. The Company received the full subscription amount during the fiscal year ended March 31, 2004.

NOTE 4 - RELATED PARTY TRANSACTIONS

During the three months ended September 30, 2004 and 2003, an officer and certain stockholders have advanced funds to the Company to pay for operating expenses in the total amount of $785 and $760, respectively. The funds are due upon demand, are unsecured and carry simple interest at the rate of 4% per annum. At September 30, 2004, the officer and shareholders had advanced a total of $8,972 and the accrued interest owed is $455.

The Company has no employees. As of September 30, 2004 no compensation has been paid or accrued to any officer or director of the Company since inception. Officers and directors have provided minimal services since inception; however no compensation has been paid or accrued due to the nominal value of such services. An officer of the Company is providing a mailing

VENDALUX CORPORATION

(A Development Stage Company)

NOTES CONDENSED TO UNAUDITED FINANCIAL STATEMENTS (CONTINUED)

address to the Company without charge. This service has been determined by the Company to have only nominal value.

NOTE 5 DEVELOPMENT STAGE COMPANY AND GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company is in the development stage as defined in Financial Accounting Standards Board Statement No. 7 and has incurred significant cumulative net losses. As reported in the financial statements, the Company has an accumulated deficit of $32,595. At September 30, 2004, the Company has no assets, and has current liabilities totaling $21,612. The Company has not generated any revenue to date.

The Company has borrowed from its stockholders to pay for operating expenses. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it is able to consummate a merger with an existing operating company or engage in profitable business operations. If the Company is unable to obtain adequate capital it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plans to obtain such resources include (1) obtaining capital from management and significant shareholders sufficient to meet its minimal existing operating expenses, and (2) seeking out and completing a merger with an existing operating company.

However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

Ultimately, however, the Company will need to achieve profitable operations in order to continue as a going concern. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.